                                                                    EXHIBIT 99.L
RELEASE:  IMMEDIATE


                          GETTY REALTY CORP. ANNOUNCES
                        FINANCIAL RESULTS FOR THE QUARTER
                        AND YEAR ENDED DECEMBER 31, 2003

         JERICHO, NY, FEBRUARY 2, 2004 --- Getty Realty Corp. (NYSE-GTY) today reported the Company's financial results for the quarter and year ended December 31, 2003.

          Net earnings for the quarter and year ended December 31, 2003 were $9.4 million and $36.9 million, respectively, as compared with $8.6 million and $36.2 million for the comparable prior year periods. Diluted earnings per common share for the quarter and year ended December 31, 2003 were $0.38 and $1.49, respectively, as compared with $0.33 and $1.44 for the comparable prior year periods.

         Funds from operations ("FFO") for the quarter and year ended December 31, 2003 were $11.1 million and $42.4 million, respectively, compared with $9.3 million and $38.7 million for the comparable prior year periods. The increase in FFO was principally due to the reduction in preferred stock dividends as a result of the conversion of 2,816,919 shares of the Company's outstanding Series A Participating Convertible Redeemable Preferred Stock into 3,186,355 shares of common stock and the redemption of 48,849 shares of preferred stock in the quarter ended September 30, 2003. FFO per diluted common share for the quarter and year ended December 31, 2003 was $0.45 and $1.82, respectively, as compared with $0.43 and $1.78 for the comparable prior year periods. The increase in FFO was partly offset by an increase in the weighted number of common shares outstanding in calculating FFO per share. Adjusted funds from operations ("AFFO") for the quarter and year ended December 31, 2003 were $9.8 million and $36.8 million, respectively, as compared with $7.6 million and $31.9 million for the comparable prior year periods. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

         Rent received for the quarter and year ended December 31, 2003 was $15.3 million and $61.1 million, respectively, as compared with $15.1 million and $60.4 million for the comparable prior year periods. Revenues from rental properties for the quarter and year ended December 31, 2003 were $16.6 million and $66.6 million, respectively, as compared to $16.7 million and $67.2 million for the comparable prior year periods. In addition to rent received, revenues from rental properties include deferred rental revenue accrued due to recognition of rental income on a straight-line basis of $1.3 million and $5.5 million for the quarter and year ended December 31, 2003, respectively, and $1.7 million and $6.7 million for the comparable prior year periods. Deferred rental revenue is included in net earnings and FFO but is excluded from AFFO.

         Rental property expenses, which includes rent expense, for the quarter and year ended December 31, 2003 were $2.5 million and $10.7 million, respectively, as compared to $2.9 million and $12.0 million for the comparable prior year periods. The decrease was primarily due to a reduction in rent expense as a result of the exercise of lease purchase options, including the purchase of 41 leased properties in May 2003.

         Environmental expenses, net of estimated recoveries, for the quarter and year ended December 31, 2003 were $2.0 million and $7.6 million, respectively, as compared to $3.0 million and $8.7 million for the comparable prior year periods. Environmental expenses include a net change in estimated environmental costs of $0.9 million and $4.2 million, respectively, for the quarter and year ended December 31, 2003, as compared to $2.0 million and $6.7 million, respectively, for the comparable prior year periods. The net change in estimated environmental costs for 2003 was comprised primarily of reductions in estimated recoveries from state underground storage tank funds, partially offset by reductions in estimated environmental expenses. The decreases in the net change in estimated environmental costs from 2002 to 2003 were largely due to a change in the method used to account for estimated environmental costs beginning in 2003, partially offset by related accretion expense of $0.5 million and $1.3 million recorded for the quarter and year ended December 31, 2003, respectively. The change in accounting method resulted in a one-time charge of $0.6 million which was recorded during the quarter ended March 31, 2003, and is included in cumulative effect of accounting change in the consolidated statement of operations.

         General and administrative expenses for the quarter and year ended December 31, 2003 were $1.0 million and $4.1 million, respectively, which increased by $0.6 million and $0.4 million from the respective comparable prior year periods. The increases were primarily due to increased insurance expense, net of credits recorded due to reductions in insurance loss reserves. A credit of $0.9 million was recorded in the fourth quarter of 2002 and a lesser credit of $0.5 million was recorded in the first quarter of 2003. The insurance loss reserves were established under the Company's self-funded insurance program that was terminated in 1997.

         A table of the tax reporting information for the dividends paid during 2003 has been included in this press release. The dividends paid to common shareholders include an allocation of nontaxable distributions of approximately 29% or $0.482404 per share.

         Getty Realty's Fourth Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, February 3, 2004 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 1-913-981-5532 five to ten minutes before the scheduled start time and reference pass code 653271. If you cannot participate in the live event, a replay will be available beginning on February 3, 2004 at noon though midnight, February 7, 2004. To access the replay, please dial 1-719-457-0820 and reference passcode 653271.

         Getty Realty Corp. is a real estate investment trust specializing in the ownership and leasing of retail motor fuel and convenience store properties as well as petroleum distribution terminals. The Company owns and leases approximately 1,000 properties in the Eastern United States.

         CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED HEREIN, THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

                                     -more-

                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                 Three months ended December 31,       Year ended December 31,
                                                 ------------------------------      -------------------------------
                                                     2003             2002              2003               2002
                                                 ------------      ------------      ------------       ------------
Revenues:
   Revenues from rental properties               $     16,576      $     16,732      $     66,601       $     67,157
   Other income, net                                      467               499             1,705              2,488
                                                 ------------      ------------      ------------       ------------
     Total revenues                                    17,043            17,231            68,306             69,645
                                                 ------------      ------------      ------------       ------------

Expenses:
   Rental property expenses                             2,505             2,924            10,662             11,975
   Environmental expenses, net                          2,013             3,011             7,594              8,668
   General and administrative expenses                  1,046               437             4,074              3,691
   Depreciation expense                                 2,017             2,201             8,411              9,016
   Interest expense                                        30                32               128                132
                                                 ------------      ------------      ------------       ------------
     Total expenses                                     7,611             8,605            30,869             33,482
                                                 ------------      ------------      ------------       ------------
Net earnings before cumulative effect of
   accounting change                                    9,432             8,626            37,437             36,163

Cumulative effect of accounting change                     --                --              (550)                --
                                                 ------------      ------------      ------------       ------------
Net earnings                                            9,432             8,626            36,887             36,163

Preferred stock dividends                                  --             1,534             2,538              5,350
                                                 ------------      ------------      ------------       ------------
Net earnings applicable to common shareholders   $      9,432      $      7,092      $     34,349       $     30,813
                                                 ============      ============      ============       ============

Net earnings per common share:
   Basic                                         $        .38      $        .33      $       1.49       $       1.44
   Diluted                                       $        .38      $        .33      $       1.49       $       1.44

Weighted average common shares outstanding:
   Basic                                               24,660            21,442            23,063             21,436
   Diluted                                             24,690            21,457            23,082             21,446

Dividends declared per share:
   Preferred                                               --      $    0.53523      $    1.15868       $    1.86648
   Common                                        $    0.42500      $    0.41250      $    1.67500       $    1.65000

                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                                                         December 31,       December 31,
Assets:                                                                      2003               2002
                                                                         ------------       ------------
Real Estate:
   Land                                                                  $    142,724       $    135,372
   Buildings and improvements                                                 175,498            172,682
                                                                         ------------       ------------
                                                                              318,222            308,054
   Less - accumulated depreciation                                           (100,488)           (93,986)
                                                                         ------------       ------------
     Real estate, net                                                         217,734            214,068
Cash and equivalents                                                           19,905             33,726
Deferred rent receivable                                                       20,653             15,116
Recoveries from state underground storage tank funds, net                       7,454             13,396
Mortgages and accounts receivable, net                                          5,565              5,193
Prepaid expenses and other assets                                                 692                992
                                                                         ------------       ------------
     Total assets                                                        $    272,003       $    282,491
                                                                         ============       ============
Liabilities and Shareholders' Equity:

Environmental remediation costs                                          $     23,551       $     27,924
Dividends payable                                                              10,483             10,379
Accounts payable and accrued expenses                                           9,100              9,839
Mortgages payable                                                                 844                923
                                                                         ------------       ------------
     Total liabilities                                                         43,978             49,065
                                                                         ------------       ------------
Commitments and contingencies
Shareholders' equity:
   Preferred stock, par value $.01 per share; authorized 20,000,000 shares for issuance in series of which 3,000,000 shares are classified as Series A Participating Convertible Redeemable
     Preferred; issued 2,865,768 at December 31, 2002                              --             71,644
   Common stock, par value $.01 per share; authorized
     50,000,000 shares; issued  24,664,384 at December 31, 2003
     and 21,442,299 at December 31, 2002                                          247                214
   Paid-in capital                                                            257,206            186,664
   Dividends paid in excess of earnings                                       (29,428)           (25,096)
                                                                         ------------       ------------
     Total shareholders' equity                                               228,025            233,426
                                                                         ------------       ------------
     Total liabilities and shareholders' equity                          $    272,003       $    282,491
                                                                         ============       ============

                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                   Three months ended December 31,          Year ended December 31,
                                                   -------------------------------       -------------------------------
                                                       2003               2002               2003               2002
                                                   ------------       ------------       ------------       ------------
Net earnings                                       $      9,432       $      8,626       $     36,887       $     36,163
Preferred stock dividends                                    --             (1,534)            (2,538)            (5,350)
                                                   ------------       ------------       ------------       ------------
Net earnings applicable to common
   shareholders                                           9,432              7,092             34,349             30,813
Depreciation expense                                      2,017              2,201              8,411              9,016
Gains on sales of real estate                              (303)                25               (928)            (1,153)
Cumulative effect of accounting change                       --                 --                550                 --
                                                   ------------       ------------       ------------       ------------
Funds from operations                                    11,146              9,318             42,382             38,676
Straight-line rent                                       (1,312)            (1,675)            (5,537)            (6,728)
                                                   ------------       ------------       ------------       ------------
Adjusted funds from operations                     $      9,834       $      7,643       $     36,845       $     31,948
                                                   ============       ============       ============       ============

Diluted funds from operations per common
   share (a)                                       $        .45       $        .43       $       1.82       $       1.78

Diluted weighted average number of common
 shares outstanding:
  Used to calculate net earnings per share               24,690             21,457             23,082             21,446
  Assumed conversion of preferred shares                     --                 --              1,622              3,242
                                                   ------------       ------------       ------------       ------------
  Used to calculate funds from operations per
    share                                                24,690             21,457             24,704             24,688
                                                   ============       ============       ============       ============

(a) Diluted funds from operations per common share is computed by dividing funds from operations by the weighted average number of common share equivalents outstanding during the period and gives effect to the potential dilution from the assumed conversion of preferred stock into common stock utilizing the two class method for the three months ended December 31, 2002 and the years ended December 31, 2003 and 2002. Accordingly, preferred stock dividends are added back to funds from operations, which equates to $44,920,000 and $44,026,000 for the years ended December 31, 2003 and 2002, respectively, which sums are then divided by the diluted weighted average number of common share equivalents outstanding for the respective periods. For the quarter ended December 31, 2002, conversion of the preferred stock would have been antidilutive and therefore was not assumed. There were no preferred shares outstanding during the quarter ended December 31, 2003.

         FUNDS FROM OPERATIONS ("FFO") IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REAL ESTATE INVESTMENT TRUSTS. IN ACCORDANCE WITH THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUST'S DEFINITION, FFO IS DEFINED AS NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS BEFORE DEPRECIATION AND AMORTIZATION, GAINS OR LOSSES ON SALES OF REAL ESTATE, DISCONTINUED OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE. ADJUSTED FUNDS FROM OPERATIONS ("AFFO") IS A SUPPLEMENTAL NON-GAAP MEASURE THAT WE DEFINE AS FFO LESS STRAIGHT-LINE RENT. AFFO IS A MEANINGFUL SUPPLEMENTAL MEASURE OF PERFORMANCE DUE TO THE SIGNIFICANT IMPACT OF STRAIGHT-LINE RENT ON OUR NET EARNINGS AND FFO. NEITHER FFO NOR AFFO REPRESENTS CASH GENERATED FROM OPERATING ACTIVITIES IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR NET INCOME OR AS A MEASURE OF LIQUIDITY.

                       GETTY REALTY CORP. AND SUBSIDIARIES
                            TAX REPORTING INFORMATION
                          YEAR ENDED DECEMBER 31, 2003

COMMON SHARES - cusip 374297109

                                                                         Box 1a         Box 2a           Box 2b           Box 3
                                                                       ----------  -------------     -------------    --------------
                                                                                                       Post May 5
                                                         Total           Total          Total           Capital
 Security     Ticker         Record       Payable      Dividends       Ordinary      Capital Gain         Gain          Nontaxable
Description   Symbol           Date        Date        Per Share       Dividends     Distributions    Distributions    Distributions
-----------   -------       ---------   -----------   -----------     ----------     -------------    -------------    -------------
  Common       GTY           1/2/2003    1/15/2003    $   0.412500    $   0.290545   $    0.002261    $    0.002007    $    0.119694
  Common       GTY          3/27/2003    4/10/2003        0.412500        0.290545        0.002261         0.002007         0.119694
  Common       GTY          6/26/2003    7/10/2003        0.412500        0.290545        0.002261         0.002007         0.119694
  Common       GTY          9/25/2003    10/9/2003        0.425000        0.299349        0.002329         0.002068         0.123322
                                                      ------------    ------------   -------------    -------------    -------------
Totals                                                $   1.662500    $   1.170984   $    0.009112    $    0.008089    $    0.482404
                                                      ============    ============   =============    =============    =============


PREFERRED SHARES - cusip 374297206
                                                                         Box 1a         Box 2a           Box 2b           Box 3
                                                                      ------------   -------------    -------------    -------------
                                                                                                       Post May 5
                                                         Total          Total           Total           Capital
  Security      Ticker       Record       Payable      Dividends       Ordinary      Capital Gain         Gain         Nontaxable
Description     Symbol        Date         Date        Per Share       Dividends     Distributions    Distributions    Distributions
------------  ----------   -----------  -----------   ------------    ------------   -------------    -------------    -------------
 Preferred     GTY PR A     1/31/2003    2/12/2003    $   0.535230    $   0.531097   $    0.004133    $    0.003669    $    0.000000
 Preferred     GTY PR A     4/30/2003    5/15/2003        0.443750        0.440324        0.003426         0.003042         0.000000
 Preferred     GTY PR A     7/31/2003    8/14/2003        0.443750        0.440324        0.003426         0.003042         0.000000
 Preferred     GTY PR A     9/24/2003    9/24/2003        0.271179        0.269086        0.002094         0.001859         0.000000
                                                      ------------    ------------   -------------    -------------    -------------

      Totals                                          $   1.693909    $   1.680831   $    0.013079    $    0.011612    $    0.000000
                                                      ============    ============   =============    =============    =============



Contact:     Thomas J. Stirnweis
             (516) 478-5403